                                                                   Exhibit 12.1

Gables Residential Trust
Ratio of earnings to combined fixed charges and preferred dividends Dollars in thousands



                                                                                                          Gables Residential Trust
                                                             GABLES RESIDENTIAL TRUST                             PREDECESSOR

                                                               YEARS ENDED 12-31              1-26-94-          1-1-94-
                                                   1998         1997       1996       1995    12-31-94          1-25-94
                                                ------------------------------------------------------          ----------
Net income before minority interest and
 extraordinary items                             $ 35,182    $ 36,102   $ 27,541   $ 18,369   $ 15,972         $    (92)
                                                ------------------------------------------------------          ----------
Plus Fixed Charges and Preferred Dividends:
   Interest expense                                38,519      24,804     21,112     13,088      8,345            1,043
   Credit enhancement fees                          1,455         509        576        710        661               35
   Interest capitalized                             8,737       5,161      4,373      7,481      3,031               54
   Loan cost amortization expense                     984         992      1,348        932        893              234
   Loan cost amortization capitalized                 227         182        285      1,508      1,176                0
   Preferred dividends                             10,252       4,163          0          0          0                0
                                                ------------------------------------------------------          ----------
Total fixed charges and preferred dividends(1)     60,174      35,811     27,694     23,719     14,106            1,366

Less:
Interest capitalized                                8,737       5,161      4,373      7,481      3,031               54
Loan cost amortization capitalized                    227         182        285      1,508      1,176                0
                                                ------------------------------------------------------          ----------
Adjusted earnings (2)                              86,392      66,570     50,577     33,099     25,871            1,220
                                                ------------------------------------------------------          ----------
Ratio (2 divided by 1)                               1.44        1.86       1.83       1.40       1.83             0.89
                                                ------------------------------------------------------          ----------
                                                ------------------------------------------------------          ----------
Coverage deficiency                                                                                                (146)


Gables Residential Trust
Ratio of earnings to fixed charges
Dollars in thousands


                                                                                              Gables Residential Trust
                                                      GABLES RESIDENTIAL TRUST                       PREDECESSOR

                                                    YEARS ENDED 12-31                1-26-94-    1-1-94-
                                          1998         1997       1996       1995    12-31-94    1-25-94
                                        ------------------------------------------------------  -----------
Net income before minority interest
  and extraordinary items               $ 35,182    $ 36,102   $ 27,541   $ 18,369   $ 15,972   $    (92)
                                        ------------------------------------------------------  -----------

Plus Fixed Charges:
   Interest expense                       38,519      24,804     21,112     13,088      8,345      1,043
   Credit enhancement fees                 1,455         509        576        710        661         35
   Interest capitalized                    8,737       5,161      4,373      7,481      3,031         54
   Loan cost amortization expense            984         992      1,348        932        893        234
   Loan cost amortization capitalized        227         182        285      1,508      1,176          0
                                        ------------------------------------------------------  -----------
Total fixed charges(1)                    49,922      31,648     27,694     23,719     14,106      1,366

Less:
Interest capitalized                       8,737       5,161      4,373      7,481      3,031         54
Loan cost amortization capitalized           227         182        285      1,508      1,176          0
                                        ------------------------------------------------------  -----------
Adjusted earnings (2)                     76,140      62,407     50,577     33,099     25,871      1,220
                                        ------------------------------------------------------  -----------
Ratio (2 divided by 1)                      1.53        1.97       1.83       1.40       1.83       0.89
                                        ------------------------------------------------------  -----------
                                        ------------------------------------------------------  -----------
Coverage deficiency                                                                                 (146)



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